EXHIBIT 21
                         CENTURY TELEPHONE ENTERPRISES, INC.
                           SUBSIDIARIES OF THE REGISTRANT
                               AS OF DECEMBER 31, 1993
                                                                State of
          Subsidiary                                         incorporation

          Adamsville Telephone Company, Inc.                    Tennessee
          Caddoan Telephone Co.                                 Louisiana
          Central Indiana Telephone Company, Inc.               Indiana
          Central Louisiana Telephone Company, Inc.             Louisiana
          Century Area Long Lines (CALL), Inc.                  Wisconsin
          Century Business Communications, Inc.                 Louisiana
          Century Cellunet, Inc.                                Louisiana
          Century Cellunet of Alexandria, Inc.                  Louisiana
          Century Cellunet of Battle Creek, Inc.                Louisiana
          Century Cellunet of Jackson, Inc.                     Louisiana
          Century Cellunet of LaCrosse, Inc.                    Louisiana
          Century Cellunet of Lansing, Inc.                     Delaware
          Century Cellunet of Michigan RSAs, Inc.               Louisiana
          Century Cellunet of Minnesota RSA #6, Inc.            Minnesota
          Century Cellunet of North Arkansas, Inc.              Louisiana
          Century Cellunet of North Louisiana, Inc.             Louisiana
          Century Cellunet of Saginaw, Inc.                     Louisiana
          Century Cellunet of Shreveport, Inc.                  Louisiana
          Century Cellunet of South Arkansas, Inc.              Louisiana
          Century Cellunet of Southern Michigan, Inc.           Delaware
          Century Cellunet of Texarkana, Inc.                   Louisiana
          Century Investments, Inc.                             Louisiana
          Century Paging, Inc.                                  Louisiana
          Century Service Group, Inc.                           Louisiana
          Century Supply Group, Inc.                            Louisiana
          Century Telecommunications, Inc.                      Texas
          Century Telelink, Inc.                                Louisiana
          Century Telephone Company, Inc.                       Louisiana
          Century Telephone Midwest, Inc.                       Michigan
          Century Telephone of Arkansas, Inc.                   Arkansas
          Century Telephone of Idaho, Inc.                      Delaware
          Century Telephone of Michigan, Inc.                   Michigan
          Century Telephone of North Louisiana, Inc.            Louisiana
          Century Telephone of North Mississippi, Inc.          Mississippi
          Century Telephone of Ohio, Inc.                       Ohio
          Century Telephone of San Marcos, Inc.                 Texas
          Century Telephone of Wisconsin, Inc.                  Wisconsin
          Chatham Telephone Co., Inc.                           Louisiana
          Chester Telephone Company                             Iowa
          Claiborne Telephone Company                           Tennessee
          Coastal Telephone & Electronics Corporation           Louisiana
          Evangeline Telephone Company                          Louisiana
          Forestville Telephone Company, Inc.                   Wisconsin
          Larsen-Readfield Telephone Company                    Wisconsin
          Louisiana Western Telephone Co.                       Louisiana
          Metro Access Networks, Inc.                           Delaware
          Monroe County Telephone Company                       Wisconsin
          Mountain Home Telephone Co., Inc.                     Arkansas
          Mustang Telephone Company                             Texas
          Odon Telephone Co., Inc.                              Indiana
          Ooltewah-Collegedale Telephone Company                Tennessee
          Redfield Telephone Company, Inc.                      Arkansas
          Solon Springs Telephone Co.                           Wisconsin
          Union Telephone Company, Inc.                         Arkansas
          Universal Cellular for Arizona RSA #3-B, Inc.         Arizona
          Universal Telephone, Inc.                             Wisconsin
          Universal Telephone Company of Colorado               Colorado
          Universal Telephone Company of Northern
             Wisconsin, Inc.                                    Wisconsin
          Universal Telephone Company of Southwest              New Mexico



          Certain of the Company's smaller subsidiaries have been intentionally omitted from this exhibit pursuant to rules and regulations of the Securities and Exchange Commission.